EXHIBIT 99.1

StoneX Group Inc. Reports Fiscal 2022 Second Quarter Financial Results
Record Quarterly Operating Revenues of $544.7 million, up 16%
Quarterly Net Income of $64.0 million, ROE of 26.1%
Quarterly Diluted EPS of $3.11 per share, up 14%

New York, NY – May 4, 2022 – StoneX Group Inc. (the “Company”; NASDAQ: SNEX), a diversified global brokerage and financial services firm providing execution, risk management and advisory services, market intelligence and clearing services across multiple asset classes and markets around the world, today announced its financial results for the fiscal year 2022 second quarter ended March 31, 2022.
Sean M. O’Connor, CEO of StoneX Group Inc., stated, “Our broad product offering and diversified client base, combined with generally favorable market conditions, helped us deliver record core operating results in the second quarter of fiscal 2022. This included net income of $64.0 million, or $3.11 per share, with especially strong results coming from our Commercial and Retail segments, which represented an ROE of 26.1% on stated book value and a 29.0% ROE on tangible book value. I am also pleased with our success in navigating the heightened volatility and other challenges resulting from the war in Ukraine. For the year-to-date period, we recorded net income of $105.7 million, or $5.15 per share, and an ROE of 22.1% on stated book value. Current market conditions remain broadly positive for us with heightened volatility and rising interest rates”.

StoneX Group Inc. Summary Financials
Consolidated financial statements for the Company will be included in our Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (“SEC”). The Quarterly Report on Form 10-Q will also be made available on the Company’s website at www.stonex.com.

	Three Months Ended March 31,			Six Months Ended March 31,
(Unaudited) (in millions, except share and per share amounts)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$15,864.2	$10,804.3	47%	$29,783.1	$19,687.8	51%
Principal gains, net	323.5	265.2	22%	574.6	468.6	23%
Commission and clearing fees	138.4	129.8	7%	254.7	249.2	2%
Consulting, management, and account fees	25.4	22.1	15%	49.5	45.1	10%
Interest income	31.2	23.4	33%	62.2	44.6	39%
Total revenues	16,382.7	11,244.8	46%	30,724.1	20,495.3	50%
Cost of sales of physical commodities	15,838.0	10,773.4	47%	29,728.9	19,643.8	51%
Operating revenues	544.7	471.4	16%	995.2	851.5	17%
Transaction-based clearing expenses	76.5	74.8	2%	147.4	140.2	5%
Introducing broker commissions	43.2	40.8	6%	81.5	79.0	3%
Interest expense	14.1	11.1	27%	29.8	21.0	42%
Interest expense on corporate funding	10.6	10.5	1%	22.4	21.0	7%
Net operating revenues	400.3	334.2	20%	714.1	590.3	21%
Compensation and other expenses:
Variable compensation and benefits	124.1	106.0	17%	224.5	190.3	18%
Fixed compensation and benefits	83.0	79.0	5%	157.6	148.3	6%
Trading systems and market information	16.9	14.8	14%	33.0	28.5	16%
Professional fees	13.8	9.0	53%	25.7	18.3	40%
Non-trading technology and support	12.8	10.6	21%	25.8	21.5	20%
Occupancy and equipment rental	8.8	7.5	17%	17.5	16.1	9%
Selling and marketing	14.3	6.5	120%	25.3	15.3	65%
Travel and business development	3.0	0.5	500%	5.9	1.5	293%
Communications	2.1	2.4	(13)%	4.0	4.7	(15)%
Depreciation and amortization	11.3	8.6	31%	20.4	17.0	20%
Bad debt expense, net	12.3	0.9	n/m	12.1	2.4	404%
Other	16.9	12.1	40%	28.8	23.2	24%
Total compensation and other expenses	319.3	257.9	24%	580.6	487.1	19%
Other gain	6.4	—	n/m	6.4	—	n/m
Income before tax	87.4	76.3	15%	139.9	103.2	36%
Income tax expense	23.4	21.0	11%	34.2	28.4	20%
Net income	$64.0	$55.3	16%	$105.7	$74.8	41%
Earnings per share:
Basic	$3.18	$2.81	13%	$5.27	$3.81	38%
Diluted	$3.11	$2.73	14%	$5.15	$3.71	39%
Weighted-average number of common shares outstanding:
Basic	19,573,871	19,112,216	2%	19,477,540	19,025,604	2%
Diluted	20,012,709	19,670,539	2%	19,930,047	19,570,028	2%
n/m = not meaningful to present as a percentage

The following table presents our consolidated operating revenues by segment for the periods indicated.

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2022	2021	% Change	2022	2021	% Change
Segment operating revenues represented by:
Commercial	$184.1	$144.3	28%	$336.7	$249.9	35%
Institutional	202.8	191.6	6%	364.1	357.1	2%
Retail	120.0	102.2	17%	216.4	183.9	18%
Global Payments	41.0	33.5	22%	83.4	67.9	23%
Corporate Unallocated	1.9	4.2	(55)%	4.0	0.7	471%
Eliminations	(5.1)	(4.4)	16%	(9.4)	(8.0)	18%
Operating revenues	$544.7	$471.4	16%	$995.2	$851.5	17%
The following table presents our consolidated income by segment for the periods indicated.

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2022	2021	% Change	2022	2021	% Change
Segment income represented by:
Commercial	$70.1	$55.6	26%	$135.6	$87.7	55%
Institutional	50.0	52.0	(4)%	81.9	96.8	(15)%
Retail	45.5	32.0	42%	68.9	49.9	38%
Global Payments	23.9	19.4	23%	48.4	39.8	22%
Total segment income	$189.5	$159.0	19%	$334.8	$274.2	22%
Reconciliation of segment income to income before tax:
Segment income	$189.5	$159.0	19%	$334.8	$274.2	22%
Net costs not allocated to operating segments	(102.1)	(82.7)	23%	(194.9)	(171.0)	14%
Income before tax	$87.4	$76.3	15%	$139.9	$103.2	36%
Key Operating Metrics
The tables below display operating revenues disaggregated across the key products we provide to our clients and select operating data and metrics used by management in evaluating our performance, for the periods indicated.

All $ amounts are U.S. dollar or U.S. dollar equivalents	Three Months Ended March 31,			Six Months Ended March 31,
	2022	2021	% Change	2022	2021	% Change
Operating Revenues (in millions):
Listed derivatives	$123.0	$101.1	22%	$223.6	$196.1	14%
Over-the-counter (“OTC”) derivatives	62.4	35.1	78%	109.1	59.3	84%
Securities	151.3	157.8	(4)%	274.0	284.4	(4)%
FX / Contract For Difference (“CFD”) contracts	98.9	74.7	32%	171.1	134.5	27%
Global payments	40.1	32.8	22%	81.4	66.4	23%
Physical contracts	40.7	49.5	(18)%	81.6	73.3	11%
Interest / fees earned on client balances	10.4	5.8	79%	18.7	11.1	68%
Other	21.1	14.8	43%	41.1	33.7	22%
Corporate Unallocated	1.9	4.2	(55)%	4.0	0.7	471%
Eliminations	(5.1)	(4.4)	16%	(9.4)	(8.0)	18%
	$544.7	$471.4	16%	$995.2	$851.5	17%

Volumes and Other Select Data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	42,033	37,119	13%	78,746	74,341	6%
Listed derivatives, average rate per contract (1)	$2.77	$2.59	7%	$2.70	$2.52	7%
Average client equity - listed derivatives (millions)	$5,267	$3,813	38%	$4,971	$3,619	37%
OTC derivatives (contracts, 000’s)	738	623	18%	1,500	1,118	34%
OTC derivatives, average rate per contract	$84.98	$56.05	52%	$72.85	$52.51	39%
Securities average daily volume (“ADV”) (millions)	$3,492	$3,003	16%	$3,095	$2,579	20%
Securities rate per million (“RPM”) (2)	$567	$714	(21)%	$560	$725	(23)%
Average money market / FDIC sweep client balances (millions)	$1,751	$1,356	29%	$1,663	$1,341	24%
FX / CFD contracts ADV (millions)	$14,937	$11,143	34%	$13,849	$10,916	27%
FX / CFD contracts RPM	$104	$106	(2)%	$96	$98	(2)%
Global Payments ADV (millions)	$56	$52	8%	$59	$52	13%
Global Payments RPM	$11,668	$10,420	12%	$11,118	$10,177	9%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest income related to securities lending is excluded from the calculation of Securities RPM.

Operating Revenues
Operating revenues increased $73.3 million, or 16%, to $544.7 million in the three months ended March 31, 2022 compared to $471.4 million in the three months ended March 31, 2021.
Operating revenues derived from listed derivatives increased $21.9 million, or 22%, to $123.0 million in the three months ended March 31, 2022 compared to $101.1 million in the three months ended March 31, 2021. Listed derivative contract volumes and the average rate per contract increased 13% and 7%, respectively, compared to the three months ended March 31, 2021. Both of these increases were driven by wide spread volatility in listed derivative markets during the three months ended March 31, 2022.
Operating revenues derived from OTC derivatives increased $27.3 million, or 78%, to $62.4 million in the three months ended March 31, 2022 compared to $35.1 million in the three months ended March 31, 2021. This was the result of strong growth in OTC derivative contract volumes and the average rate per contract of 18% and 52%, respectively in the three months ended March 31, 2022. This growth was principally driven by increased volatility in global commodity and interest rate markets.
Operating revenue derived from securities transactions declined $6.5 million, or 4%, to $151.3 million in the three months ended March 31, 2022 compared to $157.8 million in the three months ended March 31, 2021. This decline was principally due to a 21% decline in the RPM, as the prior year period benefited from wider spreads due to volatility driven by the COVID-19 pandemic, and was partially offset by a 16% increase in ADV.
Operating revenues derived from FX/CFD contracts increased $24.2 million, or 32%, to $98.9 million in the three months ended March 31, 2022 compared to $74.7 million in the three months ended March 31, 2021, principally as a result of an $18.8 million increase in such operating revenues within our Retail segment.
Operating revenues from global payments increased $7.3 million, or 22%, to $40.1 million in the three months ended March 31, 2022 compared to $32.8 million in the three months ended March 31, 2021, principally driven by an 8% increase in ADV and a 12% increase in global payments RPM.
Operating revenues derived from physical contracts declined $8.8 million, or 18%, to $40.7 million in the three months ended March 31, 2022 compared to $49.5 million in the three months ended March 31, 2021. This decline is principally attributed to a decline in activity in our physical precious metals businesses as compared to a strong performance in the prior year comparative period.
Interest and fee income earned on client balances, which is associated with our listed and OTC derivatives, correspondent clearing, and independent wealth management product offerings, increased $4.6 million, or 79%, to $10.4 million in the three months ended March 31, 2022 compared to $5.8 million in the three months ended March 31, 2021. This was principally driven by an increase in average client equity and average money-market/FDIC sweep client balances of 38% and 29%, respectively, as well as a modest increase in short-term interest rates.
Operating revenues for the three months ended March 31, 2021 included a $1.2 million loss on derivative positions used to mitigate our exposure to the British Pound in the acquired Gain subsidiaries in advance of the March 1, 2021 transfer of the majority of the operations of Gain’s U.K. domiciled subsidiaries into StoneX Financial Ltd., a U.S. dollar denominated entity. In addition, as Gain’s U.K. subsidiaries had a functional currency of British Pound, the increased U.S. dollar exposure resulted in a $3.1 million foreign currency gain on revaluation for the three months ended March 31, 2021. Each of these items were reflected in operating revenues in the Corporate Unallocated segment.
Other Gain
The results of the three months ended March 31, 2022 include a nonrecurring gain of $6.4 million related to a foreign exchange antitrust class action settlement received in March 2022.
Impact of the Gain on Acquisitions
The Company acquired Gain Capital Holdings, Inc., effective August 1, 2020. When evaluating the acquisition of Gain, management also considers the amortization expense related to the intangible assets identified and recorded as part of the acquisition and the net loss on the internal merger of the operations of Gain’s U.K. subsidiaries.

The following table presents income before tax, income tax expense, and net income as reported in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The following table also presents adjusted income before tax, adjusted income tax expense, and adjusted net income, which are non-GAAP financial measures. The “adjusted” non-GAAP financial measures reflect each item after removing the impact of the related transaction costs and other expenses for the three and six months ended March 31, 2022 and 2021, respectively. Management believes that presenting our results excluding the transaction costs and other expenses is meaningful, as it increases the comparability of period-to-period results.

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2022	2021	% Change	2022	2021	% Change
As reported, GAAP:
Income before tax	$87.4	$76.3	15%	$139.9	$103.2	36%
Income tax expense	23.4	21.0	11%	34.2	28.4	20%
Net income	$64.0	$55.3	16%	$105.7	$74.8	41%
Return on equity	26.1%	26.7%		22.1%	18.4%

Adjusted (non-GAAP)(a):
Adjusted income before tax	$90.0	$77.0	17%	$145.2	$113.0	28%
Adjusted income tax expense	24.1	21.2	14%	35.6	31.1	14%
Adjusted net income	$65.9	$55.8	18%	$109.6	$81.9	34%
Adjusted return on equity	26.9%	26.9%		23.0%	20.1%
(a) Adjusted income before tax, adjusted income tax expense, adjusted net income, and adjusted return on equity are non-GAAP financial measures. A reconciliation between the GAAP and non-GAAP amounts listed above is provided in Appendix A.
Variable vs. Fixed Expenses
The table below sets forth our variable expenses and non-variable expenses as a percentage of total non-interest expenses for the periods indicated.

	Three Months Ended March 31,				Six Months Ended March 31,
(in millions)	2022	% of Total	2021	% of Total	2022	% of Total	2021	% of Total
Variable compensation and benefits	$124.1	28%	$106.0	28%	$224.5	28%	$190.3	27%
Transaction-based clearing expenses	76.5	17%	74.8	21%	147.4	19%	140.2	20%
Introducing broker commissions	43.2	10%	40.8	11%	81.5	10%	79.0	11%
Total variable expenses	243.8	55%	221.6	60%	453.4	57%	409.5	58%
Fixed compensation and benefits	83.0	19%	79.0	21%	157.6	19%	148.3	21%
Other fixed expenses	99.9	23%	72.0	19%	186.4	23%	146.1	21%
Bad debt expense, net	12.3	3%	0.9	—%	12.1	1%	2.4	—%
Total non-variable expenses	195.2	45%	151.9	40%	356.1	43%	296.8	42%
Total non-interest expenses	$439.0	100%	$373.5	100%	$809.5	100%	$706.3	100%
Our variable expenses include variable compensation paid to traders and risk management consultants, bonuses paid to operational, administrative and executive employees, transaction-based clearing expenses and introducing broker commissions. We seek to make non-interest expenses variable to the greatest extent possible, and to keep our fixed costs as low as possible.

Segment Results
Our business activities are managed as operating segments and organized into reportable segments consisting of Commercial, Institutional, Retail and Global Payments.
The tables below present the financial performance, a disaggregation of operating revenues, and select operating data and metrics used by management in evaluating the performance of our segments, for the periods indicated. Additional information on the performance of our segments will be included in our Quarterly Report on Form 10-Q to be filed with the SEC.
Commercial

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$15,631.2	$10,393.1	50%	$29,327.6	$19,163.5	53%
Principal gains, net	99.7	67.4	48%	175.8	111.4	58%
Commission and clearing fees	49.2	45.7	8%	88.0	88.4	—%
Consulting, management and account fees	5.0	5.4	(7)%	10.4	10.0	4%
Interest income	7.4	4.8	54%	14.3	8.6	66%
Total revenues	15,792.5	10,516.4	50%	29,616.1	19,381.9	53%
Cost of sales of physical commodities	15,608.4	10,372.1	50%	29,279.4	19,132.0	53%
Operating revenues	184.1	144.3	28%	336.7	249.9	35%
Transaction-based clearing expenses	14.5	14.1	3%	27.5	27.2	1%
Introducing broker commissions	9.5	8.4	13%	15.8	15.5	2%
Interest expense	4.3	3.6	19%	7.9	6.4	23%
Net operating revenues	155.8	118.2	32%	285.5	200.8	42%
Variable direct compensation and benefits	46.2	36.4	27%	85.2	62.2	37%
Net contribution	109.6	81.8	34%	200.3	138.6	45%
Fixed compensation and benefits	13.0	12.4	5%	24.6	24.7	—%
Other fixed expenses	16.7	12.9	29%	30.9	24.8	25%
Bad debt expense, net	9.8	0.9	989%	9.2	1.4	557%
Non-variable direct expenses	39.5	26.2	51%	64.7	50.9	27%
Segment income	$70.1	$55.6	26%	$135.6	$87.7	55%

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2022	2021	% Change	2022	2021	% Change
Operating revenues (in millions):
Listed derivatives	$73.0	$57.5	27%	$130.7	$109.2	20%
OTC derivatives	62.4	35.1	78%	109.1	59.2	84%
Physical contracts	37.2	43.1	(14)%	74.6	65.2	14%
Interest / fees earned on client balances	6.3	3.0	110%	11.7	5.5	113%
Other	5.2	5.6	(7)%	10.6	10.8	(2)%
	$184.1	$144.3	28%	$336.7	$249.9	35%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	8,005	8,133	(2)%	15,504	16,003	(3)%
Listed derivatives, average rate per contract (1)	$8.65	$6.63	30%	$7.99	$6.43	24%
Average client equity - listed derivatives (millions)	$2,013	$1,757	15%	$1,864	$1,510	23%
Over-the-counter (“OTC”) derivatives (contracts, 000’s)	738	623	18%	1,500	1,118	34%
OTC derivatives, average rate per contract	$84.98	$56.05	52%	$72.85	$52.51	39%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.

Institutional

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	95.9	98.7	(3)%	163.3	177.8	(8)%
Commission and clearing fees	74.7	67.6	11%	137.0	129.5	6%
Consulting, management and account fees	5.5	4.4	25%	10.3	9.5	8%
Interest income	26.7	20.9	28%	53.5	40.3	33%
Total revenues	202.8	191.6	6%	364.1	357.1	2%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	202.8	191.6	6%	364.1	357.1	2%
Transaction-based clearing expenses	52.0	52.5	(1)%	101.5	97.1	5%
Introducing broker commissions	8.3	7.4	12%	15.4	15.4	—%
Interest expense	9.7	7.9	23%	21.5	15.5	39%
Net operating revenues	132.8	123.8	7%	225.7	229.1	(1)%
Variable direct compensation and benefits	50.5	48.5	4%	86.0	86.7	(1)%
Net contribution	82.3	75.3	9%	139.7	142.4	(2)%
Fixed compensation and benefits	13.9	12.9	8%	24.9	24.4	2%
Other fixed expenses	16.3	10.3	58%	30.7	21.1	45%
Bad debt expense, net	2.1	0.1	n/m	2.2	0.1	n/m
Non-variable direct expenses	32.3	23.3	39%	57.8	45.6	27%
Segment income	$50.0	$52.0	(4)%	$81.9	$96.8	(15)%

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2022	2021	% Change	2022	2021	% Change
Operating revenues (in millions):
Listed derivatives	$50.0	$43.6	15%	$92.9	$86.9	7%
OTC derivatives	—	—	n/m	—	0.1	(100)%
Securities	125.3	133.1	(6)%	222.8	237.5	(6)%
FX contracts	8.9	3.5	154%	14.2	8.5	67%
Interest / fees earned on client balances	4.0	2.5	60%	6.6	5.0	32%
Other	14.6	8.9	64%	27.6	19.1	45%
	$202.8	$191.6	6%	$364.1	$357.1	2%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	34,028	28,985	17%	63,242	58,338	8%
Listed derivatives, average rate per contract (1)	$1.39	$1.46	(5)%	$1.40	$1.45	(3)%
Average client equity - listed derivatives (millions)	$3,254	$2,056	58%	$3,107	$2,109	47%
Securities ADV (millions)	$3,492	$3,003	16%	$3,095	$2,579	20%
Securities RPM (2)	$567	$714	(21)%	$560	$725	(23)%
Average money market / FDIC sweep client balances (millions)	$1,751	$1,356	29%	$1,663	$1,341	24%
FX contracts ADV (millions)	$4,171	$1,351	209%	$4,051	$1,510	168%
FX contracts RPM	$33	$41	(20)%	$27	$44	(39)%

(1)	Give-up fee revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest income related to securities lending is excluded from the calculation of Securities RPM.

Retail

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$233.0	$411.2	(43)%	$455.5	$524.3	(13)%
Principal gains, net	89.4	66.3	35%	156.6	118.5	32%
Commission and clearing fees	13.6	15.6	(13)%	27.4	29.7	(8)%
Consulting, management and account fees	13.2	10.0	32%	25.6	22.3	15%
Interest income	0.4	0.4	—%	0.8	0.9	(11)%
Total revenues	349.6	503.5	(31)%	665.9	695.7	(4)%
Cost of sales of physical commodities	229.6	401.3	(43)%	449.5	511.8	(12)%
Operating revenues	120.0	102.2	17%	216.4	183.9	18%
Transaction-based clearing expenses	7.6	6.5	17%	13.6	12.7	7%
Introducing broker commissions	25.1	24.8	1%	50.1	47.8	5%
Interest expense	0.5	0.2	150%	1.1	0.6	83%
Net operating revenues	86.8	70.7	23%	151.6	122.8	23%
Variable direct compensation and benefits	6.1	5.2	17%	10.9	8.7	25%
Net contribution	80.7	65.5	23%	140.7	114.1	23%
Fixed compensation and benefits	14.2	14.9	(5)%	27.1	25.1	8%
Other fixed expenses	27.0	18.7	44%	50.4	38.2	32%
Bad debt expense (recoveries), net	0.4	(0.1)	n/m	0.7	0.9	(22)%
Non-variable direct expenses	41.6	33.5	24%	78.2	64.2	22%
Other gain	6.4	—	n/m	6.4	—	n/m
Segment income	$45.5	$32.0	42%	$68.9	$49.9	38%

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2022	2021	% Change	2022	2021	% Change
Operating revenues (in millions):
Securities	$26.0	$24.7	5%	$51.2	$46.9	9%
FX / CFD contracts	90.0	71.2	26%	156.9	126.0	25%
Physical contracts	3.5	6.4	(45)%	7.0	8.1	(14)%
Interest / fees earned on client balances	0.1	0.3	(67)%	0.4	0.6	(33)%
Other	0.4	(0.4)	(200)%	0.9	2.3	(61)%
	$120.0	$102.2	17%	$216.4	$183.9	18%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
FX / CFD contracts ADV (millions)	$10,765	$9,792	10%	$9,798	$9,406	4%
FX / CFD contracts RPM	$131	$114	15%	$124	$106	17%

Global Payments

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2022	2021	% Change	2022	2021	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	38.7	31.7	22%	78.9	64.2	23%
Commission and clearing fees	1.5	1.3	15%	3.1	2.5	24%
Consulting, management, account fees	0.8	0.5	60%	1.4	1.2	17%
Interest income	—	—	—%	—	—	—%
Total revenues	41.0	33.5	22%	83.4	67.9	23%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	41.0	33.5	22%	83.4	67.9	23%
Transaction-based clearing expenses	1.8	1.5	20%	3.7	3.1	19%
Introducing broker commissions	0.3	0.2	50%	0.4	0.3	33%
Interest expense	—	0.1	(100)%	0.1	0.1	—%
Net operating revenues	38.9	31.7	23%	79.2	64.4	23%
Variable compensation and benefits	6.8	6.0	13%	15.2	12.6	21%
Net contribution	32.1	25.7	25%	64.0	51.8	24%
Fixed compensation and benefits	4.9	3.9	26%	8.9	7.1	25%
Other fixed expenses	3.3	2.4	38%	6.7	4.9	37%
Bad debt expense	—	—	—%	—	—	—%
Total non-variable direct expenses	8.2	6.3	30%	15.6	12.0	30%
Segment income	$23.9	$19.4	23%	$48.4	$39.8	22%

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2022	2021	% Change	2022	2021	% Change
Operating revenues (in millions):
Payments	$40.1	$32.8	22%	$81.4	$66.4	23%
Other	0.9	0.7	29%	2.0	1.5	33%
	$41.0	$33.5	22%	$83.4	$67.9	23%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Global Payments ADV (millions)	$56	$52	8%	$59	$52	13%
Global Payments RPM	$11,668	$10,420	12%	$11,118	$10,177	9%

Unallocated Costs and Expenses
The following table provides information regarding our unallocated costs and expenses. These unallocated costs and expenses include certain shared services such as information technology, accounting and treasury, credit and risk, legal and compliance, and human resources and other activities, which are not included in the results of the operating segments discussed above.

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2022	2021	% Change	2022	2021	% Change
Compensation and benefits:
Variable compensation and benefits	$13.5	$9.1	48%	$24.9	$18.1	38%
Fixed compensation and benefits	31.3	29.9	5%	61.3	57.3	7%
	44.8	39.0	15%	86.2	75.4	14%
Other expenses:
Occupancy and equipment rental	8.7	7.4	18%	17.3	15.8	9%
Non-trading technology and support	9.5	7.6	25%	19.1	15.8	21%
Professional fees	7.3	5.2	40%	12.8	10.9	17%
Depreciation and amortization	5.6	4.1	37%	10.6	8.4	26%
Communications	1.4	1.6	(13)%	2.8	3.3	(15)%
Selling and marketing	2.2	0.2	n/m	2.9	0.6	383%
Trading systems and market information	1.3	0.9	44%	2.5	1.6	56%
Travel and business development	0.6	0.1	500%	1.2	0.7	71%
Other	6.7	6.4	5%	11.6	11.7	(1)%
	43.3	33.5	29%	80.8	68.8	17%
Total compensation and other expenses	$88.1	$72.5	22%	$167.0	$144.2	16%
Total unallocated costs and other expenses increased $15.6 million, or 22%, to $88.1 million in the three months ended March 31, 2022 compared to $72.5 million in the three months ended March 31, 2021. Compensation and benefits increased $5.8 million, or 15%, to $44.8 million in the three months ended March 31, 2022 compared to $39.0 million in the three months ended March 31, 2021, principally due to the increase in headcount.
Average administrative headcount increased 10% in the three months ended March 31, 2022 compared to the three months ended March 31, 2021, principally within IT, compliance, and human resources. Other non-compensation expenses increased $9.8 million, or 29%, to $43.3 million in the three months ended March 31, 2022 compared to $33.5 million in the three months ended March 31, 2021 principally due to higher legal fees, not directly related to a business, non-trading technology and travel costs, as well as the costs of holding our bi-annual global sales and strategy meeting in March 2022.

Balance Sheet Summary
The following table below provides a summary of asset, liability and stockholders’ equity information for the periods indicated.

(Unaudited) (in millions, except for share and per share amounts)	March 31, 2022	September 30, 2021
Summary asset information:
Cash and cash equivalents	$1,299.7	$1,109.6
Cash, securities and other assets segregated under federal and other regulations	$2,766.5	$2,274.4
Securities purchased under agreements to resell	$2,530.6	$2,239.9
Securities borrowed	$2,084.8	$2,163.1
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	$6,719.9	$5,292.9
Receivables from clients, net and notes receivable, net	$615.4	$467.2
Financial instruments owned, at fair value	$4,156.2	$4,354.6
Physical commodities inventory, net	$547.4	$447.5
Property and equipment, net	$104.5	$93.3
Operating right of use assets	$118.1	$125.3
Goodwill and intangible assets, net	$93.5	$100.8
Other	$159.1	$171.0

Summary liability and stockholders’ equity information:
Accounts payable and other accrued liabilities	$335.2	$305.1
Operating lease liabilities	$140.4	$146.6
Payables to clients	$9,497.8	$7,835.9
Payables to broker-dealers, clearing organizations and counterparties	$519.9	$613.5
Payables to lenders under loans	$471.3	$248.6
Senior secured borrowings, net	$503.5	$507.0
Income taxes payable	$28.6	$13.2
Securities sold under agreements to repurchase	$3,807.9	$4,340.9
Securities loaned	$2,103.7	$2,153.6
Financial instruments sold, not yet purchased, at fair value	$2,781.8	$1,771.2
Stockholders’ equity	$1,005.6	$904.0

Common stock outstanding - shares	20,168,199	19,823,910
Net asset value per share	$49.86	$45.60
The Company calculates ROE on stated book value based on net income divided by average stockholders’ equity. For the calculation of ROE on tangible book value, the amount of goodwill and intangibles, net is excluded from stockholders’ equity.

Conference Call & Web Cast
A conference call to discuss the Company’s financial results will be held tomorrow, Thursday, May 5, 2022 at 9:00 a.m. Eastern time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at https://www.stonex.com. Participants can also access the call by dialing 1-866-777-2509 (within the United States), or 1-412-317-5413 (international callers) approximately ten minutes prior to the start time. Participants may preregister for the conference call at https://dpregister.com/sreg/10166259/f269cc4f57.
A replay of the call will be available at https://www.stonex.com approximately two hours after the call has ended and will be available through May 11, 2022. To access the replay, dial 1-877-344-7529 (within the United States and Canada), or 1-412-317-0088 (international callers) and enter the replay passcode 7330373.
About StoneX Group Inc.
StoneX Group Inc., through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its over 3,300 employees serve more than 52,000 commercial, institutional, and global payments clients, and more than 370,000 active retail accounts, from more than 40 offices spread across five continents. Further information on the Company is available at www.stonex.com.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to StoneX Group Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by StoneX Group Inc. with the Securities and Exchange Commission, including those risks set forth under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and, to the extent applicable, subsequent Quarterly Reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. StoneX Group Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com
SNEX-G

Appendix A
The “adjusted” non-GAAP amounts reflect each item after removing the impact of the related transaction costs and other expenses for the three and six months ended March 31, 2022 and 2021, respectively. Management believes that presenting our results excluding the related transaction costs and other expenses is meaningful, as it increases the comparability of period-to-period results.

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2022	2021	2022	2021
Reconciliation of income before tax to adjusted non-GAAP amounts:
Income before tax, as reported (GAAP)	$87.4	$76.3	$139.9	$103.2
Acquisition related transaction costs and other expenses:
Amortization of intangible assets acquired	2.6	2.6	5.3	5.3
FX (gain) loss, net on internal merger (1)	—	(1.9)	—	4.5
Total acquisition related transaction costs and other expenses, net	2.6	0.7	5.3	9.8
Adjusted income before tax, (non-GAAP)	$90.0	$77.0	$145.2	$113.0

Reconciliation of income tax expense to adjusted non-GAAP amounts:
Income tax expense, as reported (GAAP)	$23.4	$21.0	$34.2	$28.4
Tax effect of the acquisition related transaction costs and other expenses	0.7	0.2	1.4	2.7
Adjusted income tax expense, (non-GAAP)	$24.1	$21.2	$35.6	$31.1

Reconciliation of net income to adjusted non-GAAP amounts:
Net income, as reported (GAAP)	$64.0	$55.3	$105.7	$74.8
Acquisition related transaction costs and other expenses, net, net of tax	1.9	0.5	3.9	7.1
Adjusted net income (non-GAAP)	$65.9	$55.8	$109.6	$81.9

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2022	2021	2022	2021
Calculation of average stockholders’ equity:
Total stockholders’ equity - beginning of period, as reported (GAAP)	$953.0	$799.5	$904.0	$767.5
Total stockholders’ equity - end of period, as reported (GAAP)	1,005.6	860.2	1,005.6	860.2
Average stockholders’ equity	$979.3	$829.9	$954.8	$813.9

Calculation of return on equity:
Net income, as reported (GAAP)	$64.0	$55.3	$105.7	$74.8
Average stockholders’ equity	$979.3	$829.9	$954.8	$813.9
Return on equity	26.1%	26.7%	22.1%	18.4%

Calculation of adjusted return on equity (non-GAAP)
Adjusted net income (non-GAAP)	$65.9	$55.8	$109.6	$81.9
Average stockholders’ equity	$979.3	$829.9	$954.8	$813.9
Adjusted return on equity (non-GAAP)	26.9%	26.9%	23.0%	20.1%
(1) For the three and six months ended March 31, 2021, operating revenues included unrealized losses on derivative positions of $1.2 million and $4.9 million, respectively, used to mitigate our exposure to the British Pound in the acquired Gain subsidiaries in advance of the March 1, 2021 transfer of the majority of the operations of Gain’s U.K. domiciled subsidiaries into StoneX Financial Ltd., a U.S. dollar denominated entity. In addition, as Gain’s U.K. subsidiaries had a functional currency of British Pound, the increased U.S. dollar exposure resulted in foreign currency gains on revaluation of $3.1 million and $0.4 million for the three and six months ended March 31, 2021, respectively.